Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

We have issued our reports dated February 24, 2023, with respect to the consolidated financial statements and internal control over financial reporting of U.S. Silica Holdings, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference to the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP
Houston, Texas
May 19, 2023